FOR IMMEDIATE RELEASE

The Stanley Works Reports 2Q 2009 Results

•	2Q’09 diluted EPS from continuing operations (“EPS”) of $0.89 including a $0.34 gain on the extinguishment of debt

•	2Q’09 normalized EPS from continuing operations of $0.55

•	Record quarterly gross margin rate of 39.9% despite 24% drop in unit volume versus prior year

•	Security segment posts 8% revenue growth and 13% profit growth

New Britain, Connecticut, July 22nd, 2009 ... The Stanley Works (NYSE: SWK) today announced second quarter 2009 financial results. Highlights are summarized below:

•	Net sales from continuing operations were $919 million, down 20% versus prior year as growth due to acquisitions (+6%) and price (+2%) were more than offset by unit volume declines of 24%. Currency translation impacted revenues unfavorably by 4%.

•	The 2Q’09 gross margin rate improved 160 bps versus 2Q’08 to a record 39.9%. The increase was driven by price realization and improved mix due to performance in Security. Lower material input prices essentially offset negative productivity associated with volume declines.

•	SG&A expenses were 27.8% of sales, down $28 million versus the prior year. Excluding acquisitions, SG&A expenses declined 18% versus the prior year.

•	As a result of steeper than expected unit volume declines in the quarter, management elected to implement additional cost actions effective in July 2009. These actions are largely a continuation of the company’s focus on rapidly adjusting its cost structure to current volume levels without adversely affecting future growth potential. The actions are expected to generate annual savings of $50 million, of which $25 million will be realized in 2009.

•	The company posted free cash flow of $43 million for the quarter, driven primarily by working capital benefits. The Stanley Fulfillment System continued to favorably impact results as working capital turns improved slightly to 4.9 from 4.8 in the prior year.

•	As disclosed in its 1Q’09 10Q, the Company repurchased $103 million of its junior subordinated debt securities issued in November 2005 for $59 million in cash on May 1, 2009. The transaction resulted in a pretax gain of $44 million and had a $0.34 positive impact on EPS. Under the American Recovery & Reinvestment Act of 2009, taxes payable on the gain are to be deferred and paid out ratably over five years beginning 2014.

John F. Lundgren, Chairman and Chief Executive Officer, commented, “We are extremely pleased with the record gross margins achieved in the face of the continued decline in unit volume. Coupled with the fact that we are gaining share in several of our markets, we believe that Stanley is extremely well positioned for growth and increased profitability once our end markets turn around.”

Segment Results:

	2Q’09			Versus 2Q’08

($ millions)			Segment			Segment
		Segment	Profit		Segment	Profit
	Sales	Profit	Rate	Sales	Profit	Rate

Security	$391	$74	19.0%	+8%	+13%	+80 bp
Industrial	$204	$19	9.4%	-40%	-56%	-360 bp
CDIY	$324	$37	11.3%	-28%	-45%	-330 bp

•	The Security segment continued to benefit from the well-executed integration of accretive acquisitions and ongoing strategic cost management in order to post a 19.0% profit margin. Organic revenues for the segment declined 8%. For the Convergent (Electronic) Security Solutions (CSS) business, organic revenue declines were in the low teens as increased recurring monthly revenue (RMR) and price partially offset lower installation revenues. Mechanical Access Solutions (MAS) organic revenues decreased mid-single digits, due to lower volume partially offset by an increase in price. The segment was helped by the relative strength in the refurbish/renovation market and its consistent focus on customer service, which lead to increased customer captivity and market share gains.

•	Industrial revenues fell 40% versus prior year due to ongoing weakness in Europe and the U.S. where unit volume fell 39% in both regions. The impact of foreign exchange pushed European revenues down 8% versus prior year. Customer inventory corrections within the Industrial and Automotive Tools businesses accounted for approximately 50% of the total unit volume declines experienced in Europe and the U.S. Segment profit rate decreased due to sales volume declines combined with the longer time frame associated with European cost savings realization, which will be fully realized later in the year.

•	While CDIY withstood unit volume weakness across the globe (the U.S. and Europe were down 24% and 27%, respectively) during 2Q, there are indications that year-over-year sales trends are beginning to show signs of improvement. Foreign exchange had a 5% negative impact on the business, which was partially offset by a 3% increase in price versus 2Q’08. The positive impacts of price and productivity on the segment profit rate were more than offset by sales volume declines combined with the longer time frame associated with the implementation of cost reduction actions in Europe. The Bostitch integration announced in 1Q’09 continues to exceed targets on a gross margin level and provided an overall lift to the segment.

James M. Loree, Executive Vice President and Chief Operating Officer stated, “While we are clearly still being impacted by severe revenue declines in CDIY and Industrial, we are encouraged by our ability to carefully manage costs while also focusing on growth, brand support and best-in-class service. Our Security businesses continue to show resilience with 9% organic growth in the CSS recurring revenue base and total segment operating profit margins of 19%.”

Management expects full year 2009 EPS to be in the range of $2.34 — $2.84 ($2.00 — $2.50 range plus the 2Q’09 $0.34 gain on debt extinguishment) based on the following new/updated assumptions:

•	Unit volume shipments in 2009 will be down 18% — 20% (as opposed to down 13% — 15%) versus 2008. The steep volume declines are anticipated to begin to ease in the second half of the year as the company anniversaries a weak set of prior year comparables, industrial customer inventory corrections gradually abate and the benefit of CDIY share gains materializes.

•	The gross margin rate is expected to be strong for the remainder of the year and will likely range between 38-39% in the second half of the year due to pricing, material deflation and continued favorable performance in the Security segment.

•	The cost structure has been adjusted slightly by an additional $50 million in savings on an annualized basis. The incremental per share benefit is expected to total approximately $0.24 in 2009. This brings the total 2009 per share cost reduction benefits to $2.27, inclusive of the $2.03 benefit from the cost reduction programs previously announced in 2008 and 1Q’09. Total restructuring and related charges for 2009 are still expected to be $45 million.

For 2010, the per share benefit of all programs is expected to be $0.99 ($0.24 from 4Q’08, $0.51 from 1Q’09 and $0.24 from 2Q’09).

Free cash flow for 2009 is expected to be approximately $300 million, based on expected working capital turn improvement of approximately 10% versus 2008. The company has leveraged strong process controls as a part of the Stanley Fulfillment System to improve working capital turns in these conditions.

Donald Allan Jr., Vice President and Chief Financial Officer, commented, “Our financial priorities remain unchanged in this environment of significant negative volume trends which have dramatically reduced our earnings potential this year. We will maintain a laser focus on the Stanley Fulfillment System processes to drive further improvements in working capital in order to achieve our free cash flow objectives for 2009 and protect our balance sheet.”

The company will host a conference call with investors at 10:00am ET, Wednesday, July 22nd, 2009 to discuss quarterly results. The slides that will accompany the conference call are available at this time on www.stanleyworks.com. The call will be accessible by telephone at (877) 242-3653 and from outside the U.S. at (763) 416-6917 with the conference identification number 19198545; also, via the Internet at www.stanleyworks.com by selecting “Events and Webcasts” from the “Investors” section of the web site. To listen, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (800) 642-1687 or (706) 645-9291 by entering the conference identification number 19198545.

The Stanley Works, an S&P 500 company, is a diversified worldwide supplier of tools and engineered solutions for professional, industrial, construction and do-it-yourself use, and security solutions for commercial applications. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Corbin Walburger, Vice President of Business Development (860) 827-3937 cwalburger@stanleyworks.com Kate White, Director of Investor Relations (860) 827-3833 kwhite@stanleyworks.com

Operating margin is defined as sales less cost of sales less SG&A. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the company as a whole, as well as the related measures at the segment level.

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures (reconciliation on pg. 9). Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the company’s common stock and acquisitions. Organic sales growth is defined as total sales growth less sales of companies acquired in the past twelve months and less foreign currency impacts. The company believes these are important measures of its liquidity, of its ability to fund future growth and to provide a return to the shareowners, and of its sales performance.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release, including but not limited to those regarding the Company’s ability to: (i) generate full year 2009 EPS in the range of $2.34 – 2.84 per fully diluted share; (ii) generate free cash flow of approximately $300 million; (iii) generate annual savings of $50 million, $25 million of which will be realized in 2009; (iv) grow and increase profitability; (v) achieve a strong gross margin rate, likely in the range of 38-39% for the second half of 2009; and (vi) achieve a per share benefit from cost saving programs of $0.99 for 2010 (collectively, the “Results”); are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to implement the cost savings measures within anticipated time frames and to limit associated costs without damaging future growth; (ii) economic improvement in the Company’s end markets; (iii) the lessening of steep volume declines in the second half of 2009; (iv) the Company’s ability to implement pricing actions, increase productivity and favorable performance in the Security segment; (v) the Company’s ability to limit restructuring charges in 2009 to $45 million; (vi) the Company’s ability to improve working capital turns by 10% versus 2008; (vii) the Company’s ability to successfully integrate recent acquisitions (including Sonitrol, Xmark, Scan Modul and GdP), as well as any future acquisitions, while limiting associated costs; (viii) the success of the Company’s efforts to expand its tools and security businesses; (ix) the success of the Company’s efforts to build a growth platform and market leadership in Convergent Securities Solutions; (x) the Company’s success in developing and introducing new products, growing sales in existing markets and identifying and developing new markets for its products; (xi) the continued acceptance of technologies used in the Company’s products, including Convergent Security Solutions products; (xii) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools distributor relationships; (xiii) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xiv) the proceeds realized with respect to any business or product line disposals; (xv) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xvi)  the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (xviii) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases; (xix) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xx) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xxi) the Company’s ability to obtain favorable settlement of routine tax audits; (xxii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xxiii) the continued ability of the Company to access credit markets under satisfactory terms; and (xxiv) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any cost increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; and (vi) the geographic distribution of the Company’s earnings.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation in 2009; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling continue to deteriorate; the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates, including, but not limited to, the extent and duration of the current recession in the US economy. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.